Stock Purchase Agreement

                                     Between

                           3022481 NOVA SCOTIA COMPANY

                                 Donald Bowling,
                                 Howard Bowling,
                                 Ronald Bowling
                                       and
                            corunna petroleum limited




                                October 22, 1998

                            STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made this 22nd day of October, 1998, by and between 3022481 Nova Scotia Company, a Nova Scotia corporation (the "Buyer") and Donald Bowling, Howard Bowling, Ronald Bowling and Corunna Petroleum Limited (the "Sellers"), being all of the shareholders of Corunna Drilling Company, a Nova Scotia corporation, (the "Company").

WHEREAS the Sellers are the registered and beneficial owners and holders of all of the issued and outstanding shares of the capital stock of Company (the "Stock"), desire to sell all such shares of Stock to Buyer, and Buyer wishes to purchase such Stock on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of and in reliance upon the foregoing and each of the covenants, agreements, representations, and warranties herein set forth, Sellers and Buyer agree as follows:

1 . PURCHASE OF COMPANY STOCK:

1.1 Agreement to Purchase and to Sell. Upon and subject to the terms and conditions of this Agreement, and relying upon the covenants, agreements, representations, and warranties of Buyer and Sellers herein contained and each act done pursuant to and in reliance upon this Agreement, Buyer agrees to purchase from Sellers, and Sellers agree to sell to Buyer the Stock.
1.2
2 . SALE OF STOCK AND PERSONAL PROPERTY:

1.1 Purchase Price. Upon the terms and subject to the conditions of this Agreement, Buyer shall pay to Sellers an aggregate purchase price for the Stock of three million five hundred thousand Canadian dollars and no cents (Canadian $3,500,000.00) which amount shall be adjusted as follows, namely,
1.2
a () such amount shall be (i) increased by the excess of the Net Current Value of the Company (as defined in Section 2.3, below) as of the Closing Date (as defined in Section 2.5, below) over Canadian $27,032.00 or (ii) reduced by the excess of Canadian $27,032.00 over such Net Current Value as of the Company as of the Closing Date and

a () such amount shall be increased by an amount equal to the capital expenditures made by the Company between March 20, 1998, and the Closing Date, but only to the extent these capital expenditures are for equipment which expand the capability of the Company to carry out its business, provided that five hundred thousand Canadian dollars (Canadian $500,000.00) (the "Performance Amount") of the purchase price shall be payable only if on or before December 31, 1999 Corunna enters into an agreement (the "Talisman Agreement") in writing with Talisman Energy Inc. ("Talisman") pursuant to which, effective for a period commencing in or before 1999 and continuing for at least three years, Corunna is to operate and maintain at least 75% of the gas wells and well drilling operations which are operated or carried on by or on behalf of Talisman on Lake Erie or within one kilometer of any part of any shoreline on Lake Erie and such five hundred thousand dollars ($500,000.00) shall be due and payable on the thirtieth (30th) day (the "Due Date") after the Talisman Agreement is delivered to the Buyer. If the Sellers so choose and give written notice of such choice to Buyer at least 30 days before the Due Date, then the obligation to pay the Performance Amount may be satisfied by the delivery to the Sellers of one or more certificates representing common shares ("Key Energy Shares") in the capital of Key Energy Group, Inc. ("Key Energy") and issued in the names of one or more Sellers. In the aggregate such certificates shall represent the lowest whole number of Key Energy Shares which when multiplied by the closing price per share for Key Energy Shares traded through the facilities of the New York Stock Exchange on a particular day (which day shall be chosen by Key Energy and be within the thirty days prior to the delivery of such certificates to any of the Sellers) is not less than the Performance Amount. All such Key Energy Shares shall be fully paid and nonassessable. The receipt of such certificates by the Sellers or any of them shall constitute payment in full of the Performance Amount. Notwithstanding the foregoing, the Performance Amount shall be payable in cash and not in Key Energy Shares if (x) at any time in the period of thirty days ending on and including the Due Date, the Key Energy Shares are not listed for trading on the New York Stock Exchange or (y) the issue of Key Energy Shares in payment of the Performance Amount would be in breach of applicable securities laws or would oblige Key Energy or the Company to perform obligations under or comply with applicable securities laws and Key Energy, in its absolute discretion, determines that it or Corunna is unwilling to undertake such performance or compliance. Each of the Sellers acknowledges that any Key Energy Shares acquired pursuant to this section shall be subject to restrictions under applicable securities laws including restrictions on the right to sell or trade or transfer such Key Energy Shares, and agrees that if such Seller chooses to have any obligation under this section satisfied by the delivery of Key Energy Shares, such Seller shall execute and deliver to Key Energy such agreements and other documents as are reasonably requested by Key Energy or the Buyer in order that the issue and delivery of such Key Energy Shares shall be in compliance with applicable securities laws and the rules, policies, requirements or practices of any securities regulatory authority or any stock exchange on which any shares of capital stock of Key Energy are then listed.

The sum payable pursuant to this Section 2.1 is referred to as the "Purchase Price".

The Purchase Price shall be allocated among the Stock as follows, namely: (i) as to the Class "A" Preference Shares, the sum of ten Canadian dollars (Canadian $10) per share and (ii) as to the remainder of the Stock, the balance of the Purchase Price in an equal amount per share.

1.1 Payment. On the Closing Date the Buyer shall pay to the Sellers on account of the Purchase Price the aggregate of (a) the amount of three million Canadian dollars (Canadian $3,000,000) and (b) an amount (the "Estimated Net Current Value Adjustment Amount") reasonably determined by Buyer in consultation with one or more Sellers to be the excess of the Net Current Value of the Company as of August 31, 1998 over Canadian $27,032.00, and such amounts shall be paid in cash, money order or certified cheque payable to Sellers or by wire transfer of immediately available funds to an account designated by Sellers.
1.2
1.3 Net Current Value. The "Net Current Value of the Company" as of any date is agreed to mean that amount by which (a) the "Total Current Assets" of the Company (including accounts receivable for work in progress at the Closing Date) as of such date exceeds (b) the "Total Liabilities" (including accounts payable relating to work in progress at the Closing Date) as each such line item is accurately recorded on the balance sheet of the Company as of such date in accordance with Canadian generally accepted accounting principles. The Balance Sheet of the Company as of December 31, 1997, is set forth on Schedule 2.3(a). The calculation of the Net Current Value of the Company as of December 31, 1997, based on the December 31, 1997 Balance Sheet is shown on Schedule 2.3(b). The calculation of the Net Current Value of the Company as of the Closing Date shall be made by the Company and shall be completed by the Company within 60 days of the Closing Date. The calculation of the Net Current Value of the Company as of the Closing Date shall be set out in a statement prepared by the Company and approved by the Buyer which statement shall include a balance sheet (the
"Closing Balance Sheet") of the Company as of the Closing Date prepared in accordance with Canadian generally accepted accounting principles. A copy of such statement shall be delivered to the Buyer and each of the Sellers promptly following its completion and approval as aforesaid. Within fifteen days after receipt of such statement:
1.4
a    () the Buyer shall pay to the Sellers the amount, if any, by which

1    () the Purchase Price exceeds

1 () the aggregate of Canadian $3,500,000 and the Estimated Net Current Value Adjustment Amount and

a () the Sellers shall jointly and severally pay to the Buyer the amount, if any, by which

1 () the aggregate of Canadian $3,500,000 and the Estimated Net Current Value Adjustment Amount exceeds

1    () the Purchase Price.

Any amount payable pursuant to this Section 2.3 shall bear interest at the Prime Rate plus 2% per annum (as hereinafter defined), calculated monthly, from and after the date on which such amount is deemed payable until such amount is paid and such interest shall be payable on demand. For purposes of this Agreement "Prime Rate" means, in relation to any day, the variable rate of interest determined by Royal Bank of Canada as or commonly known as, its prime rate of interest effective for such day for Canadian dollar loans made by such bank in Canada, being a variable per annum reference rate of interest adjusted automatically upon change by such bank.

1.1 Delivery of Stock Certificate. Sellers shall deliver (or cause to be delivered) to Buyer on the Closing Date, as hereinafter defined, all certificates representing the Stock, duly endorsed in blank by the Sellers, or accompanied by duly executed stock powers in blank with their signatures guaranteed by a bank, trust company or member firm of The Toronto Stock Exchange, all in such form as Buyer or Buyer's counsel may require. Any and all requisite transfer stamps shall be attached thereto.
1.2
1.3 Time and Place of Closing. The parties hereto shall attend at the Closing Place at the Closing Time, and subject to the terms and conditions of this Agreement, they shall complete the purchase and sale of the Stock at the Closing Place on the Closing Date. In this Agreement,
1.4
a () "Closing Date" means the day of the completion (the "Closing") of the sale of shares contemplated by this Agreement provided that until the Closing occurs the Closing Date shall be the 22nd day of October, 1998 or such other date as Buyer and Sellers may agree in writing is to be the Closing Date for purposes of this Agreement;

a () "Closing Time" means the time of the Closing provided that until the Closing occurs the Closing Time shall be 2:00 p.m. (local time at the Closing Place) on the Closing Date or such other time on the Closing Date as Buyer and Sellers may agree upon in writing is to be the Closing Time for purposes of this Agreement; and

a () "Closing Place" means the offices of Aird & Berlis located at Suite 1800, 181 Bay Street, Toronto, Ontario or such other location as Buyer and Sellers may agree in writing is to be the Closing Place for purposes of this Agreement.

1 . SELLER'S REPRESENTATIONS AND WARRANTIES:

To induce Buyer to enter into this Agreement, Sellers jointly and severally represent and warrant to Buyer that the representations set forth below are true, except as otherwise provided by the specific terms of the representation.

1.1 Authorized and Outstanding Stock. The total authorized capital stock of the Company consists of 1,000,000 common shares without nominal or par value and 1,000,000 Class "A" Preference shares without nominal or par value, and the Company has no authority to issue any other shares. There are only 20 shares of the common stock of the Company issued and outstanding, all of which are owned (of record and beneficially) by and are in possession of Ronald Bowling and Howard Bowling, and only 90,000 Class "A" Preference shares issued and outstanding all of which are owned (of record and beneficially) by Donald Bowling and Corunna Petroleum Limited all of which capital stock has been validly issued and is fully paid and nonassessable. There are no proxies, irrevocable or otherwise, or voting trusts or agreements outstanding or held by any person as to any share of the Stock.
1.2
1.3 There are no outstanding subscriptions, options, warrants, calls contracts, demands, commitments, convertible securities, or other agreements or arrangements of any kind, pursuant to which the Company is or may be obligated to issue any shares of common or preferred stock or other securities of any kind representing an actual or contingent ownership interest in the Company, including any right of conversion or exchange under any outstanding security or other instrument, and no other shares of the Company capital stock are reserved for any purpose.
1.4
1.5 Sellers have, and upon Sellers' delivery of the Stock as provided in Section
2.4 hereof, Buyer will acquire good and marketable title to the Stock, free and clear of any and all Encumbrances. Sellers are authorized and empowered to enter into this Agreement and to sell the Stock, and on demand Sellers will supply Buyer with proof of Sellers' authority to transfer the Stock and with any other thing necessary to obtain from the Company unrestricted transfer of each share of Stock into the name of Buyer. In this Agreement, "Encumbrances" means encumbrances of any nature or kind including any one or more liens, pledges, options, warrants, charges, mortgages, trusts, proxies, equities, security interests, adverse claims, restrictions on transfer or registration, or claims (including liability for or claims of any taxing authority, creditor, devisee, legatee, or beneficiary).
1.6
1.7 Sellers' Authority. (a) Sellers are the lawful owners and the holders of record of the Stock of the Company, free and clear of all Encumbrances; (b) this Agreement constitutes a valid and binding obligation of each of the Sellers, enforceable in accordance with its terms; (c) delivery to the Buyer of certificates duly endorsed by Sellers representing the Stock of the Company pursuant to the provisions of this Agreement will transfer to Buyer valid title thereto upon registration of the transfer of the Stock to Buyer; and (d) each Seller that is an individual is of such age, and has all such capacity, as is required to enter into and be bound by this Agreement.
1.8
1.9 Execution. This Agreement has been duly executed and delivered by Sellers and constitutes a valid and binding obligation of Sellers enforceable against each of the Sellers in accordance with its terms.
1.10
1.11 Corporate Qualification, Organization, Authorization, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Province of Nova Scotia, and has full corporate power and authority to conduct its business as it is now being conducted and to own, lease and operate the property and assets it now owns, leases or operates and is duly licensed, registered and qualified to carry on such business in each jurisdiction in which 1.12 a () any property owned or leased by the Company is situate or a () the nature or conduct of its business or any part thereof makes such qualification necessary or desirable to duly authorize or enable such business to be carried on as now conducted.

The Company operates its business only in Ontario. The Company is not a "reporting issuer" as defined in, and for the purposes of, the Securities Act (Ontario).

1.1 Subsidiaries and Certain Affiliates. The Company does not own, directly or indirectly, any capital stock or investment in any limited partnership, joint venture, or corporation.
1.2
1.3 Real Property. Except for Leasehold Interests (as defined in section 3.9) as at the Closing Date the Company holds no interest in any real property and except as aforesaid the Company has never held any interest in any real property (collectively the "Real Property").
1.4
1.5 Title to and Condition of Personal Property. The Company's tangible personal property ("Personal Property") includes but is not limited to all property ("Scheduled Property") (including machinery, equipment, automobiles, trucks, and other vehicles owned or leased by the Company), collectively described in
Schedule 3.7(a). All Personal Property will be owned or leased by the Company on the Closing Date. The Personal Property is free and clear of any and all Encumbrances except as set forth in Schedule 3.7(b). All items of Personal Property are in a state of good operating condition and repair, ordinary wear and tear excepted, and are free from any known defects except (i) as may be repaired by routine maintenance of such minor defects as do not substantially interfere with the continued use thereof in the conduct of normal operations, or
(ii) as set forth in Schedule 3.7(c).
1.6
3.7A Intellectual Property. The Company has all such rights in, and to the use of, Intellectual Property (as hereinafter defined) as are necessary or reasonably required in order to carry on its business in the manner in which such business has been carried on since December 31, 1996 without infringing on the rights of, or breaching any obligation to, any third party. The Company has not infringed on the rights of, or breached any obligation to, any third party in relation to any Intellectual Property, and has not received any notification from any third party claiming that the Company has infringed on any such rights or breached any such obligation. The Company is not obligated to pay any fee, royalty or other compensation or charge to any third party in respect of any Intellectual Property (including computer software) used in the conduct of its business or in respect of the use of such Intellectual Property in the future. Except for any Intellectual Property which is owned by the Company and described in Schedule 3.7A, there is no Intellectual Property, the use of which is material to the conduct of the business of the Company. In this section, "Intellectual Property" means property that is, or is evidenced by or reflected in, a patent, a patent application or registration, a trade mark, a trade mark application or registration, copyright, a copyright application or registration, a trade name or an industrial design (whether domestic or foreign in the case of any such property) and trade secrets and inventions.

1.1 Inventories. Schedule 3.8(a) sets forth a description of the approximate current level of the inventory (the "Inventory") of the Company. The Inventory is shown on the Financial Statements (as defined hereinafter) and consists of items of a quality and quantity usable in the ordinary course of the Company's businesses and is presented therein at a value which reflects the Company's customary inventory valuation policy of stating inventory at the lower of cost or market, in accordance with generally accepted accounting principles. The Inventory is free and clear of all Encumbrances, except as set forth in Schedule 3.8(b).
1.2
1.3 Leasehold Interests. Schedule 3.9(a) attached hereto contains an accurate and complete list of all leases pursuant to which the Company leases real property or personal property (collectively, the "Leasehold Interests"). All such leases are valid, binding and enforceable against the Company in accordance with their terms, and are in full force and effect. The Company is not in default under any lease and will not be in default under any lease as a result of the execution of this Agreement or closing of the transactions contemplated herein.
1.4
1.5 Tax Matters. (a) All tax returns, reports, declarations and other documents required to be filed with taxation authorities (collectively referred to as "Tax Returns") required to be filed on or prior to the Closing Date by the Company with all taxing authorities have been or will have been filed prior to the Closing Date; and all taxes due and payable on such Tax Returns, all taxes, duties and other governmental charges payable by the Company, and all deficiencies, assessments, penalties and interest with respect thereto, in each case due and payable on or before the Closing Date, have been or will have been paid prior to the Closing Date. Copies of all Tax Returns in respect of the past four years have been delivered by the Sellers to the Buyer and the Sellers represent that each such Tax Return has been duly and timely filed with the appropriate governmental authority and is a true and complete copy of the original of the Tax Return which was duly filed. None of such Tax Returns has been amended except as disclosed in the Tax Returns.
1.6
1.7 All Tax Returns filed by the Company for any year are true, complete and correct in all respects and are in accordance with the books and records of the Company. To the best of the Sellers' knowledge, each such Tax Return has been prepared in accordance with applicable law and properly reflects the liability for taxes of the Company to the jurisdiction or authority to which such return was made for the period covered thereby.
1.8
1.9 (b) The Company has not agreed to any extensions of time of any applicable statutes of limitation in connection with the filing of Tax Returns or payment of taxes. No audit or examination, or claim or proposed assessment, by any taxing authority is pending or, to the best of the Sellers' knowledge, threatened against the Company. Other than as listed in Schedule 3.10(b), none of the Company's Tax Returns for any year have been audited by the relevant taxing authorities. All issues arising out of such audits have been resolved. The Company has made all payments required as a result of such resolutions and there are no matters currently outstanding as a result of such audits.
1.10
1.11 (c) There has been withheld or collected from each payment made to each employee of the Company the amount of all taxes and other statutory deductions (including without limitation federal, provincial, state and local income taxes, payroll taxes and wage taxes) required to be withheld or collected therefrom and the same have been paid to the proper tax depositories or collecting authorities. The Company has duly and fully paid all employee and employer amounts for government programs, including Ontario employer health taxes, Worker's Compensation Board, Canada Pension Plan, and employment insurance. All shareholders and employee benefits have been properly and timely reported, and appropriate tax slips have been issued to the shareholders and employees as required under applicable law.
1.12
1.13 (d) All property taxes required to be paid by the Company prior to the Closing Date with respect to, or which may become a lien on, its assets have been paid in full.
1.14
1.15 (e) The Company has duly and timely collected all federal and provincial sales taxes required to be collected by it, filed such Tax Returns as are necessary, and has remitted all taxes which are due and payable to the appropriate governmental authority.
1.16
1.17 (f) The Company is not making any installment payments on account of any arrears in respect of any tax liability or obligation.
1.18
1.19 (g) Immediately prior to the execution of this Agreement and at all relevant times prior thereto, the Company was a "Canadian controlled private corporation" for purposes of the Income Tax Act (Canada).
1.20
1.21 Conduct of Business. Since December 31, 1997, Company's business has been conducted only in the ordinary course, and except as set forth in Schedule 3.11 there has been (i) no damages, theft, destruction, or loss (whether or not covered by insurance) affecting Company's properties, assets, or business; (ii) no agreement, contract, or other arrangement entered into, obligating Company for any debt, obligation, or liability (whether direct or indirect, contingent or otherwise), incurred other than in the ordinary course of its business; and
(iii) no sale or other disposition of, or liquidating or other distribution or redemption with respect to, the Stock, either authorized, declared, paid, or effected.
1.22
1.23 The Company has conducted and continues to conduct its business so as to comply with, and is in compliance with all laws, statutes, regulations, rules, orders, directives and other requirements of any governmental authority applicable to it (including, without limitation, all applicable antitrust, competition, employment, labour, securities, environmental, and occupational health and safety laws), the noncompliance with which or curing thereof could have a material adverse effect on the Company or its business.
1.24
1.25 There are no capital expenditures in excess of $5,000 in total which the Company now anticipates will be required to be made in connection with the Company's business as now conducted in order to comply with any existing laws, regulations or other governmental requirements applicable to the Company's business, including without limitation requirements relating to occupational health and safety and protection of the environment.
1.26
1.27 Labour Organizations. The Company is not a party to any collective bargaining agreement; there have been no petitions for union elections filed covering any of the Company's employees; there are no pending or contemplated labour negotiations with a union and no union presently is known to be attempting to represent any Company employee as collective bargaining agent. 1.28
1.29 Licenses and Permits. Schedule 3.13 hereto sets forth all of the licenses, permits, approvals and other governmental franchises held by the Company and required for the conduct of the Company's business as now conducted (the "Permits"), which constitute all material licenses required of the Company for the conduct of its business at the place and in the manner currently carried on. The Company is not presently in violation or default under any Permit, there does not exist any circumstance which with notice or the passage of time, or both, would result in such a violation or default, and there is no proceeding pending or, to the best of the Sellers' knowledge, threatened with respect to the revocation or limitation of any Permit. Neither this Agreement nor the consummation of the transactions contemplated herein shall cause any of the Permits to terminate or become invalid or to otherwise cease to be effective in accordance with its terms and for the purpose for which it was obtained.
1.30
1.31 Banking Information and Personnel Data. The Sellers have delivered to the Buyer lists attached hereto as Schedule 3.14 setting forth the following:
1.32
a () the names of all persons holding powers of attorney from the Company to act on its behalf;

a () for each employee of the Company, the name and current annual rate or hourly rate of compensation for such employee, together with a summary of existing bonuses, deferred compensation rights, additional compensation and other fringe or additional benefits of or for such employee, if any, and for each employee and former employee, amounts earned or accrued to such employee in the fiscal year ended December 31, 1997 (other than in the case of any employee compensation at the normal annual rate or hourly rate applicable to such employee and payable in respect of a period of less than fourteen days) and payable subsequent to such date; and

a () all bank accounts held by the Company along with the name of the banking institution, account number and the names of all persons authorized to draw thereon or have access thereto.

Except as disclosed in Schedule 3.14, there are no other employee benefits or perquisites provided or paid for by the Company for the benefit of any one or more employees of the Company.

There are no banks in which the Company has any lock box or safe deposit box.

There are no retired employees of the Company, who are receiving or are entitled to receive any payments or deferred compensation rights.

1.1 Claims or Litigation. Except as set forth in Schedule 3.15, there is no legal, administrative, arbitrative, or other suit, action, proceeding, claim or dispute, currently pending or to Seller's knowledge threatened against or by the Company relating to any one or more of the Company, the Real Property, the Personal Property, the Inventory, the Leasehold Interests and the Permits, (including any relating to violation of any safety laws) or which questions the validity of this Agreement or any action taken or to be taken pursuant thereto or in connection with the transactions contemplated hereby; there has been no violation of any law by Company nor any basis or grounds for any such suit, action, proceeding, charge, claim or dispute, and there are no judicial or administrative injunctions, judgments, order, or decrees outstanding against Company or any of its operations, products, or services. There are no other material "contingent losses" (as defined in section 3290 of the CICA Handbook issued by the Canadian Institute of Chartered Accountants), which would be required by such section to be disclosed or accrued in financial statements of the Company were such statements prepared at the Closing Date.
1.2
1.3 Authorization for Agreement. Sellers and the Company have obtained all necessary authorizations or approvals required to enter into this Agreement and consummate the transactions contemplated hereby. No other consent or approval of, prior filing with or notice to, or other action by, any governmental body or agency or any other third party is required in connection with the execution and delivery of this Agreement by the Sellers, the Company or any other document delivered in connection with the consummation of the transactions provided for herein.
1.4
1.5 Agreements, Contracts, Leases, etc. Schedule 3.17(a) contains a list of all written or oral agreements, contracts and leases to provide services for customers of the Company and commitments to which Company is a party or by which its properties are bound (for both real and personal property), which would require a payment by either party during the life of the agreement, lease, contract and/or commitment in excess of one thousand dollars ($1,000.00). Each of the documents listed on Schedule 3.17(a) remains in full force and effect, unamended as of the Closing Date and the Company is not in default or breach of any such document, nor does there exist any state of facts which, after notice or lapse of time or both, would constitute such a default or breach.
1.6
1.7 Except for the documents so listed and described, or except as set forth on other Schedules attached to this Agreement, Company is not bound to any: (i) agreement that contains any severance pay liabilities or obligations; (ii)
agreement of guarantee or indemnification; (iii) loan or credit agreement providing for any extension of credit to or by the Company except in the ordinary course of business; (iv) employment contract; (vi) advertising contract; (vii) any agreement or commitment containing a covenant limiting Company's right to compete with any person or engage in any line of business.
Schedule 3.17(b) contains a list of all of the entities to whom the Company is indebted to the extent that the indebtedness is One Thousand Dollars ($1,000.00) or greater.
1.8
1.9 The execution, delivery and performance of this Agreement or any other document delivered in connection with the consummation of the transactions provided for herein will not, with any consents and approvals required to be obtained and the giving of any notice required to be given to any persons or entity, (i) violate any provision of the Articles or Bylaws of any corporate Seller or the Company; (ii) violate any law or rule or regulation of any administrative agency or governmental body, or any order, writ, injunction or decree of any court, arbitrator, administrative agency or governmental body;
(iii) violate, suspend, terminate, cancel, breach, or result in the creation or imposition of any lien or encumbrance on any of the Sellers' or the Company's properties or assets under any indenture, mortgage, contract, agreement or other undertaking or instrument to which the Seller or the Company, is a party or by which their property may be bound or affected; or (iv) accelerate the time for payment or performance of any debt or obligation of the Company.
1.10
1.11 Insurance. Schedule 3.18 lists all policies of insurance (the "Insurance Policies") including, but not limited to, third party insurance, retention insurance and self-insurance, in force with respect to the Company, including, without restricting the generality of the foregoing, those covering properties, buildings, machinery, equipment, vehicles, furniture, fixtures, operations, products sold by the Company, and lives and health of corporate personnel, including the policy numbers, names and addresses of insurers, expiration dates, descriptions and amounts of coverage and annual premiums. Schedule 3.18 includes all policies of insurance owned by the Company. Each of the Insurance Policies listed in Schedule 3.18 is in good standing and all premiums payable in respect thereof have been duly and timely paid. Except as disclosed in Schedule 3.18, there are no claims that have been made by the Company under any of the Insurance Policies which remain outstanding, and any claims which are outstanding or may be made by the Company under any of the Insurance Policies have been duly made in accordance with the terms of any applicable Insurance Policy. The Company has not agreed to indemnify any insurer in respect of all or any portion of a claim by any third party under any one or more of the Insurance Policies.
1.12
1.13 Environmental Matters. Except as disclosed on Schedule 3.19 attached hereto: (i) the conduct of all of the business of the Company complies with and has at all times complied with, and the Company is not in violation of, and has not violated, any Applicable Environmental Laws (as such term is hereinafter defined); (ii) there are no notices of violation of any Environmental Laws requiring any work, repairs, construction, capital expenditures or otherwise with respect to the business of the Company which has been received by Company, and there are no writs, injunctions, decrees, orders or judgments outstanding, no lawsuits, claims, proceedings or investigations pending or to the best of the Sellers' knowledge, threatened relating to the ownership, use, maintenance, or operations of the Company; (iii) to the best of the Sellers' knowledge, there is not any basis for any such lawsuits, claims, proceedings or investigations being instituted or filed, (iv) no hazardous or toxic materials, substances, pollutants, contaminants or wastes as regulated by the Applicable Environmental Laws have been released into the environment, or deposited, discharged, placed or disposed of at, on or near 264 Paget Street, Corunna, Ontario by the Company or, to the best of the Sellers' knowledge, any other person, and (v) to the best of the Sellers' knowledge, 264 Paget Street, Corunna, Ontario has not been used at any time by any person as a landfill or a waste disposal site.
1.14
1.15 The term "Applicable Environmental Laws" means all applicable statutes, regulations, ordinances, by-laws, and codes and all international treaties and agreements, now or hereafter in existence in Canada (whether federal, provincial, state or local) or in the United States (whether federal, state or local) which:
1.16
a () relate to or provide for or concern any one or more of (i) reclamation or restoration of the lands, (ii) abatement of pollution, (iii) protection of the environment, (iv) protection of wildlife including endangered species, (v) ensuring public safety from environmental hazards, (vi) protection of cultural or historic resources, (vii) management or storage or control of hazardous materials and substances, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances (within the meaning of any applicable law) as wastes into the environment, including without limitation, ambient air, surface water and ground water; and (viii) all other laws relating to the manufacturing, processing, distribution, use, treatment, storage, disposal, handling or transport of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes or a () relate to any one or more of occupational health and safety, product safety, product liability or Hazardous Substances (as such term is defined in the EPA), including without limitation, the Environmental Protection Act (the "EPA"), the Canadian Environmental Protection Act, (the "CEPA"), the Water Resources Act (Ontario), the Municipal Act (Ontario), the Occupational Health and Safety Act (Ontario) and the Public Health Act (Ontario).

1.1 Compliance with Laws. The Sellers represent that, after due and diligent inquiry, to the best of their knowledge, information and belief the current or past operations of the Company are being or have been conducted or used in such a manner so as not to constitute a violation of any laws.
1.2
1.3 Statements True and Not Misleading. No schedule (or any document identified thereby or attached thereto), no representation or warranty made by Sellers in this Agreement, and no record, document, statement, schedule, instrument, or certificate furnished or to be furnished to Buyer (its representatives, agents, attorneys, or accountants) pursuant hereto, or in connection with the transactions contemplated hereby, contain any knowingly untrue statement or omit to state any material fact reasonably necessary to make any of representations or warranties herein not misleading. The Sellers have made due and diligent inquiry to confirm the matters represented or warranted to by them in this Agreement and none of the Sellers has any reason to believe that any of the representations or warranties made by any of the Sellers in this Agreement is untrue or inaccurate. As of the Closing Date, none of the Sellers know of any facts that have not been disclosed in this Agreement or the Schedules hereto that materially and adversely affects the business, properties, assets, prospects or conditions, financial or otherwise, of the Company.
1.4
1.5 Conflicts of Interest. Save and except for the lease arrangements in force from time to time between the Company and Corunna Petroleum Limited in relation to 264 Paget Street, Corunna, Ontario, no officer, director, or shareholder of the Company (nor any corporation, firm, association, or entity in which any such officer, director, or shareholder is interested) is a party to or has a material interest in any contract or transaction to which the Company will be bound subsequent to the Closing Date.
1.6
1.7 Minute and Stock Books. The Company's minute books, stock certificate books and stock record and transfer books have been made available to the Buyer for inspection; the signatures therein are the true signatures of the persons purporting to have signed them.
1.8
1.9 Loans to and from Officers, Directors, etc. There are no loans payable to the Company by any officer, director, shareholder or employee, or any loans or bonuses payable by the Company to any officer, director, shareholder or employee. The Company has no obligation or debt to any Seller or any related individual or entity, except as set forth in Schedule 3.24.
1.10
1.11 Financial Statements. Sellers have identified and furnished Buyer with the following financial statements of the Company (collectively, the "Financial Statements"):
1.12
a () unaudited financial statements of the Company for the year ended March 31, 1997 (the "1997 Statements").

a    () unaudited  financial  statements  for the year ended March 31, 1998 (the

Sellers further warrant and represent that the 1997 Statements and the 1998 Statements have been prepared and maintained in accordance with Canadian generally accepted accounting principles consistently applied, subject to any qualifications contained therein.

The Financial Statements present fairly the financial condition of the Company as of March 31, 1997 and March 31, 1998 respectively and the results of the operations of the Company for the year ended March 31, 1997 and the year ended March 31, 1998. All amounts receivable by the Company which are owing as of the Closing Time are valid and enforceable and are and shall be fully collectable within ninety days following the Closing Date without any setoff or counterclaim.

1.1 Residency. Each of the Sellers is not
1.2
a () a non-resident of Canada for the purposes of the Income Tax Act (Canada) or

a    () a "non-Canadian" for the purposes of the Investment Canada Act.

1.1 Prospective Changes. There are no impending changes which, if such change occurs, would have a material adverse effect on the Company's businesses, assets, liabilities, relations with employees, competitive situation or relations with suppliers or customers, or governmental actions or regulations affecting the Company's business.
1.2
1.3 Bankruptcy. Neither any of the Sellers nor the Company has committed any act of bankruptcy, is insolvent (or will be insolvent as a result of the consummation of the transactions contemplated by this Agreement), has proposed a compromise or arrangement to his or its creditors generally, has had any petition for a receiving order in bankruptcy filed against him or it, has made a voluntary assignment in bankruptcy, has taken any proceeding to have himself or itself declared bankrupt or wound-up, has taken any proceeding to have a receiver appointed for any part of its assets, has had any encumbrancer take possession of any of his or its property, or has had any execution or distress become enforceable or become levied upon any of his or its property.
1.4
1.5 Use of Premises. With respect to the Company's lease of the premises municipally known as 264 Paget Street, County of Lambton, Township of Moore, from Corunna Petroleum Limited, the Company benefits from a legal non-conforming use and thus is permitted under the applicable zoning by-laws to use such premises for the purposes of storing, repairing, servicing and fueling, equipment, spare parts and vehicles related to the drilling of oil and gas wells and associated and ancillary offices and facilities.
1.6
1.7 Customer Payments. In the ten years prior to the date hereof, the Company has not made any material payments to, or conferred any material benefit on, any person or third party which could reasonably be regarded as having been paid or conferred primarily so as to induce such person or third party to, or to cause some other person or third party to, enter into or maintain any transaction or business relationship with the Company.
1.8
1.9
2 . CONDITIONS TO BUYER'S OBLIGATIONS:

Each and every obligation of Buyer under this Agreement shall be subject to and conditioned upon Buyer being satisfied, on or before and as of the time of Closing, of the following:

1.1 Compliance with Agreement. Each and all terms, covenants, agreements, and conditions of this Agreement to be complied with or performed by Sellers or Company until, at, or prior to the Closing Date shall have been complied with or performed; and Buyer shall not have rescinded or terminated this Agreement as permitted by the terms of this Agreement.
1.2
1.3 Representations and Warranties True as of Closing Date. Sellers' representations and warranties set forth in Section 3 (including all of Sections
3.1 to 3.30, both inclusive) shall be true and correct as of the Closing Date. Sellers shall deliver to Buyer a certificate to such effect, executed by Sellers. In addition, Sellers' other representations and warranties contained within this Agreement, to the best of Sellers' knowledge after due and diligent inquiry, shall be true and correct as of Closing Date.
1.4
1.5 No Governmental or Other Proceeding. Nothing shall restrain or prohibit the transactions contemplated hereby, and no suit, action, investigation, inquiry, or governmental or other proceeding, legal or administrative, shall have been instituted or threatened questioning the validity, legality, or enforceability of this Agreement, or the transactions contemplated hereby.
1.6
1.7 Approvals and Consents. All requisite approval of public authorities (federal, state, or local, domestic or foreign), necessary for consummation of the transactions contemplated hereby without any loss to Company or to prevent termination or restriction of any right, privilege, license or agreement of, or any loss or disadvantage to, Company shall have been obtained and copies thereof delivered to Buyer.
1.8
1.9 Opinion of Sellers' Counsel. Sellers shall deliver to Buyer one or more legal opinions of Sellers' counsel, each of which shall be in a form acceptable to Buyer.
1.10
1.11 Resignations of Officers and Directors. Buyer shall have received the written resignation of each officer and member of Company's Board of Directors in a form satisfactory to Buyer.
1.12
1.13 Charter Certificate. Buyer shall have acquired a current certificate of the Ministry of Consumer and Corporate Relations of the Province of Ontario evidencing the good standing and continuing existence of the Company.
1.14
1.15 Tender of Shares and Closing Documents. Buyer shall have received from Sellers a fully executed copy of this Agreement, and Sellers shall have delivered (or caused to be delivered) the certificates of stock to Buyer as provided for in Section 2.4; Sellers shall have delivered (or caused to be delivered) to Buyer each and every financial statement, document, opinion, certificate, agreement and instrument required to be so delivered by this Agreement, and Buyer shall have received from Company and Sellers, copies of such other documents, instruments, and certificates as Buyer's counsel shall have reasonably requested.
1.16
1.17 Real and Personal Property Taxes. Sellers shall provide Buyer on the Closing Date proof that all real and personal property taxes and any special assessments due and payable in 1997 and prior years are paid.
1.18
1.19 Condition of Personal Property. All of the Personal Property is in a state of good operating condition and repair (ordinary wear and tear excepted) and are free from defects, except (i) as may be repaired by routine maintenance and such minor defects do not substantially interfere with the continued use thereof in the conduct of normal operations, or (ii) as set forth in Schedule 4.10.
1.20
1.21 Environmental Site Assessment. Before the Closing Date, the Company will cause, at its expense, a Phase I and Phase II environmental site assessment of the premises located at 264 Paget Street, Corunna, Ontario to be conducted and reported upon in conformance with the scope and limitations of the ASTM Standard Practice E1527 (or the equivalent Canadian standard) by an environmental surveyor approved by Buyer.
1.22
1.23 No Adverse Proceedings. No action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced, no investigation by any governmental or regulatory authority shall have been commenced, and no action, suit or proceeding by any governmental or regulatory authority shall have been threatened, against any of the parties to this Agreement, or any of the principals, officers or directors of any of them, or any of the assets of the Company seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

1.1 Legal Matters. All legal matters incident to the consummation of the transactions contemplated hereby are satisfactory to counsel to the Buyer.
1.2
1.3 Releases. The Sellers shall deliver releases to the Company in form satisfactory to the Buyer to the effect that the Sellers release and discharge all claims which they may have against the Company or any of its directors, officers, agents or representatives.
1.4
2 . BUYER'S REPRESENTATIONS AND WARRANTIES:

To induce Sellers to enter into and perform this Agreement, Buyer represents and warrants to Sellers that the following are true:

1.1 Corporate Qualification, Organization, Authorization, etc. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Province of Nova Scotia, has full corporate power and authority to conduct its business as it is now being conducted and to own the properties and assets it now owns.
1.2
1.3 Authorization for Agreement. Neither the execution or delivery of this Agreement, nor the performance or consummation of the transactions contemplated by this Agreement, will constitute or result in the breach of or default under any term, condition or provision of any the Buyer's memorandum or articles of association, or violate any statute, law, regulation, judgment, or order binding upon or applicable to Buyer.
1.4
2 . CONDITIONS TO SELLERS' OBLIGATIONS:

Each and every obligation of Sellers under this Agreement shall be subject to and conditioned upon satisfaction, on or before the Closing Date of the following conditions:

1.1 Representations, Warranties, and Covenants. Buyer's representations and warranties contained in Section 5 hereof shall be in all respects true and correct when made and shall be deemed to be made again and shall be true and correct as of the Closing Date, and Buyer shall have performed, or caused to be performed, all obligations and complied with all covenants required by this Agreement to be performed or complied with by Buyer prior to Closing.
1.2
1.3 Payment. Buyer shall deliver such payment on account of the Purchase Price as is to be paid on the Closing Date pursuant to Section 2 and the amount referred to Section 7.4 to Sellers at Closing in accordance with Section 2.2.

1 . ADDITIONAL AGREEMENTS:

1.1 Liabilities as of Closing Date. Except to the extent that they are reflected as liabilities included in the Closing Balance Sheet (as defined in Section 2.3) of the Company and only to the extent of the amount specified thereon, the Sellers agree that they shall be obligated for, and pay or reimburse the Company upon request for, a () all expenses, liabilities and accounts payable of the Company incurred prior to the Closing Date, including tax liabilities, whether actual or contingent relating to the Company or its operations up to the Closing Date (which tax liabilities shall be determined as if a taxation period for the determination of the amount of such tax ended immediately before the Closing Date); and

a () all wages and the cost of fringe benefits of employees of the Company earned or accrued up to the Closing Date.

1.1 Employees. Sellers will use their best efforts to assist the Company in retaining all of its employees through the Closing Date. The Buyer anticipates that the employee compensation will be continued at or above current levels and that employee benefit programs in place prior to the Closing Date will either be continued or replaced with programs substantially equal to or better than such benefit programs.
1.2
1.3  Employment  Agreements.  At the time of Closing each of Howard  Bowling and
Ronald Bowling shall execute and deliver to the Buyer and the Company an employment agreement (the "Employment Agreements") with Company which is in the form attached hereto as Schedule 7.3 and applicable to such individual. On the Closing Date the Company shall enter into an employment agreement with Sandy Fleming in respect of her service as Office Manager.
1.4
1.5 Non-Competition Agreements. The Buyer shall pay the Sellers one million Canadian dollars (Canadian $1,000,000) in total at Closing as consideration for each of the Sellers entering into a non-competition agreement in the form attached hereto as Schedule 7.4 and applicable to such Seller. Each of the Sellers shall execute and deliver such Agreement to the Buyer and the Company at the time of Closing.
1.6
1.7 Lease. At the Closing the Sellers will cause Corunna Petroleum Limited to enter into a lease (the "Lease") with the Company for the building and premises located at 264 Paget Street, Corunna, Ontario which lease shall be in a form acceptable to the Buyer.
1.8
2 . INDEMNIFICATION:

1.1 Indemnification by the Sellers. In addition to any other remedies available to Buyer under this Agreement, or at law or in equity, the Sellers jointly and severally shall indemnify, defend and hold harmless Buyer and the Company and their respective officers, directors, employees, agents and stockholders, against and with respect to any and all claims, costs, damages, losses, expenses, obligations, liabilities, recoveries, suits, causes of action and deficiencies, including interest, penalties and reasonable attorneys' fees and expenses (collectively, the "Damages") that such indemnitee shall incur or suffer (whether the Damages are suffered or incurred directly by any particular party entitled to be indemnified pursuant to this section or as a result of a claim made by a third party against any such particular party), which arise, result from or relate to:
1.2
a () any breach of, inaccuracy in, or failure by the Sellers to perform their respective representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Buyer by the Sellers under this Agreement or in connection with the Closing or a () any liability (contingent or otherwise) or obligation (contingent or otherwise) of the Company which exists on the Closing Date or arises or results from any act, omission, transaction, event or occurrence that occurs on or before the Closing Date, save and except for the following, namely, any liability or obligation reflected in the Closing Balance Sheet (as defined in Section 2.3) to the extent the same is reflected therein.

Notwithstanding the foregoing, the liability of the Sellers under this Section in respect of the indemnity provided in this Article 8 shall be several, rather than joint and several, in respect of Damages arising in respect of any one or more of the employment agreements, the lease and the non-competition agreements referred to in Article 7.

1.1 Indemnification by Buyer. In addition to any other remedies available to Sellers under this Agreement, or at law or in equity, Buyer shall indemnify, defend and hold harmless the Sellers against and with respect to any and all Damages that Sellers shall incur or suffer, which arise, result from or relate to any breach of, inaccuracy in or failure by Buyer to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Sellers by or on behalf of Buyer under this Agreement.
1.2
1.3 Indemnification Procedure . If any party hereto discovers or otherwise becomes aware of any circumstances which may entitle such person to claim indemnification under Section 8.1 or 8.2 of this Agreement, such indemnified party shall give written notice to the indemnifying party, specifying such claim, and may thereafter exercise any remedies available to such indemnified party under this Agreement; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. Further, promptly after receipt by an indemnified party hereunder of written notice of the commencement of any third party action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 8, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such third party action or proceeding; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. In case any such third party action or proceeding is brought against an indemnified party, the indemnifying party shall be entitled, at its expense, to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party. An indemnifying party who elects not to assume the defense of a third party claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such third party claim or with respect to third party claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any third party action or proceeding brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a third party claim without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld where such judgment or settlement includes as an unconditional term thereof the prompt receipt by the indemnified party of a release which is effective to release all liability with respect to such third party claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such third party action or proceeding, the defense of which has been assumed by an indemnifying party, without the consent of such indemnifying party, which consent shall not be unreasonably withheld. 1.4
2 . MISCELLANEOUS:

1.1 Notices: All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given as follows:
1.2
a () If to Donald Bowling, when delivered by hand or mailed, certified or registered mail with postage prepaid or given by fax to:

                                            2445 Lakewood Avenue
                                            Bright's Grove, Ontario
                                            N0N 1C0

                                            Facsimile: (519) 862-3587

                           with a copy to:

                                            Allan D. Brock
                                            P.O. Box 715
                                            447 Lyndock Street
                                            Corunna, Ontario
                                            N0N 1G0

                                            Facsimile: (519) 862-3506



a () If to Howard Bowling, when delivered by hand or mailed, certified or registered mail with postage prepaid or given by fax to:

                                            P.O. Box 1571
                                            368 Meghan Court
                                            Corunna, Ontario
                                            N0N 1G0

                                            Facsimile: (519) 862-3587

                           with a copy to:

                                            Allan D. Brock
                                            P.O. Box 715
                                            447 Lyndock Street
                                            Corunna, Ontario
                                            N0N 1G0

                                            Facsimile: (519) 862-3506

a () If to Ronald Bowling, when delivered by hand or mailed, certified or registered mail with postage prepaid or given by fax to:

                                            344 Bentinck Street
                                            Corunna, Ontario
                                            N0N 1G0

                                            Facsimile: (519) 862-3587

                           with a copy to:

                                            Allan D. Brock
                                            P.O. Box 715
                                            447 Lyndock Street
                                            Corunna, Ontario
                                            N0N 1G0

                                            Facsimile:  (519) 862-3506
a () If to Buyer, when delivered by hand or mailed, certified or registered mail with postage prepaid or given by fax to:

                           c/o WellTech Eastern, Inc.
                           5976 Venture Way
                           Mt. Pleasant, Michigan 48858

                           Facsimile: (517) 773-0229

                           with a copy to:

                           Mr. Steve Vaughan
                           Aird & Berlis
                           BCE Place, Suite 1800, Box 754
                           181 Bay Street
                           Toronto, Ontario M5J 2T9

                           Facsimile: (416) 863-1515

                           and to:

                           Mr. Steven W. Martineau
                           Lynch, Gallagher, Lynch & Martineau, P.L.L.C. 555 North Main Street
                           Mt. Pleasant, MI  48858

                           Facsimile: (416) 773-2107

                           and to:

                           Key Energy Group, Inc.
                           Two Tower Center, Tenth Floor
                           East Brunswick, New Jersey 08816
                           Attn: General Counsel

                           Facsimile:  (908) 247-5148

or to such other place or person as the party to be notified may have specified in a prior written notice to the other parties.

1.1 Survival of Representations and Warranties. All representations and warranties made by Sellers or Buyer, respectively, in this Agreement or made in certificates or other instruments delivered on the Closing Date, as required hereunder, shall remain operative and in full force and effect, and shall survive the Closing Date, but shall not survive the expiration of any applicable statute of limitation in respect thereof, except for liability arising out of fraud or fraudulent misrepresentation. However, if any claim based upon any representation or warranties have been made the subject of a lawsuit brought within applicable statute of limitations, then such warranties and representations shall continue to be in force and effect until entry of a final nonappealable judgment in respect of such claim.
1.2
1.3 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no party hereto shall assign his or its rights under this Agreement without the prior, written consent of the other party.
1.4
1.5 Indemnity Concerning Brokers. Sellers represent and warrant that there is no broker, finder or consultant connected with this transaction retained by any of Sellers and Sellers hereby jointly and severally agree to indemnify and hold Buyer harmless from and against any and all such broker's, finder's or consultant's fees in connection with this transaction. Buyer represents and warrants that there is no broker, finder or consultant connected with this transaction retained by Buyer, and Buyer hereby agrees to indemnify and hold Sellers harmless from and against any and all such broker's, finder's, or consultant's fees in connection with this transaction.
1.6
1.7 Expenses. Sellers shall pay all expenses of Sellers in connection with this Agreement and the transactions contemplated hereby, including any and all of Sellers' counsel, and Buyer shall pay its expenses in connection with this Agreement and the transactions contemplated hereby, including any and all of
Buyer's counsel. The Company shall not assume, pay, or agree to pay any obligations of the Sellers in connection with the expenses or fees hereby agreed to be paid by Sellers.
1.8
1.9 Governing Law. This Agreement and the legal relationships between Buyer and Sellers shall be governed by and construed in accordance with the laws of the Province of Ontario.
1.10
1.11 Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a substantive part hereof.
1.12
1.1

1.13 Waiver and Modifications. By express notice to the other party, expressly referring to this paragraph and captioned "Waiver," Sellers or Buyer may, as to such other party receiving such notice, (i) waive or extend the time for performance of any act other than performance required of the party or parties giving notice, (ii) waive any inaccuracy in any representation or warranty made by the notified party and contained in this Agreement or in any document delivered by such party pursuant to this Agreement or any covenant, condition, representation or warranty which is in this Agreement and is binding upon or made by the notified party; provided, however, that no other act of Buyer or Sellers shall constitute such a waiver.
1.14
1.15  Entire  Agreement.  This  Agreement,  including  the  Schedules  and other documents referred to herein, which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
1.16
1.17 Severability. If any provisions in this Agreement shall for any reason be determined to be invalid or unenforceable, the remaining provisions of this Agreement shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable provision had not been a part hereof.
1.18
1.19 Further Assurances. Sellers agree to execute such further instruments or to take such other actions as may be requested by counsel for Buyer and as reasonably may be necessary or appropriate to the transactions contemplated by this Agreement and to assure to Buyer the benefits intended by this Agreement. 1.20
1.21 Counterparts. This Agreement may be executed in any number of counterparts, which shall constitute but one agreement.
1.22
1.23 Confidentiality. All of the parties hereto agree to maintain confidentiality with respect to all information which may be exchanged among them in connection with the proposed purchase and sale of shares provided for in this Agreement. This covenant shall survive the termination of this Agreement indefinitely in the event that such purchase and sale is not completed; provided, this provision shall not apply to information which is or has become available in the public domain. Neither the Sellers, the Company, nor the Buyer will make any public announcements with respect to this transaction without the approval of the other parties, except as otherwise required by law or reasonably made to comply with applicable securities laws or the rules, requirements, policies or practices of any applicable securities regulatory authority or stock exchange. Notwithstanding the foregoing, the Buyer or any of its affiliates may prepare and issue any press release or other public announcement concerning the completion of the transaction provided for herein or the operations of the Company.
1.24
1.25 Captions. The captions and headings set forth in this Agreement are for convenience of reference only and will not be construed as a part of this Agreement.
1.26
1.27 Amendments. No change, amendment, qualification or cancellation hereof will be effective unless in writing and executed by each of the parties hereto by their duly authorized officers.
1.28
1.29 Time of the Essence. Time is of the essence of this Agreement.
1.30
1.31 Expenses. Each of the Sellers and the Buyer will bear his or its own expenses in connection with this Agreement, including without limitation, fees of their attorneys, financial advisors, and finders. The Company will not bear the expenses of any of the Sellers.
1.32
1.33 Independent Advice. Each of the Sellers hereby confirms that he or it has received independent legal advice in connection with this Agreement and the transactions contemplated hereby.
1.34
1.35 IN WITNESS WHEREOF, Buyer and Sellers have duly executed this Agreement by affixing thereto their signatures and seals as of the day, month and year first above written.
1.36
1.37 BUYER:
1.38
1.393022481 NOVA SCOTIA COMPANY
1.40
1.41
By:
Name:  Kenneth C. Hill
Title:    President

SELLERS:
WITNESS:
)
)  ______________________________________l.s.
)  Donald Bowling
)
)
) _______________________________________l.s.
)  Howard Bowling
)
)
) _______________________________________l.s.
)  Ronald Bowling

CORUNNA PETROLEUM LIMITED


By:
Name: Donald Bowling
Title:   President and Director


WellTech Eastern, Inc. ("WellTech") hereby guarantees the due and timely payment to the Sellers of any amount which may become payable pursuant to section 2.1 after the Closing Date (as defined in the above Agreement) provided that the Buyer completes the purchase of the Stock (as defined in the above Agreement) pursuant to the above Agreement. The obligations of WellTech under this paragraph shall be subject to a condition that WellTech shall be entitled to the benefit of any claim or defence which the Buyer may have against any one or more Sellers with respect to the above Agreement.

WELLTECH EASTERN, INC.


By: ______________________________________
Name: Kenneth C. Hill
Title:   Vice President